EXHIBIT 10.1

THIRTEENTH AMENDMENT TO
CREDIT AGREEMENT

THIS THIRTEENTH AMENDMENT (“Amendment”) dated as of October 18, 2010, by and between Perceptron, Inc. (“Company”) and Comerica Bank (“Bank”).

RECITALS:

A.           Company and Bank entered into a Credit Agreement dated as of October 24, 2002, which was amended by twelve amendments (“Agreement”).

B.           Company and Bank desire to amend the Agreement as hereinafter set forth.

NOW, THEREFORE, the parties agree as follows:

1.           The definition of Base Tangible Net Worth in Section 1 of the Agreement is amended to read as follows:

“Base Tangible Net Worth” shall initially mean $36,500,000, minus the Aggregate Redemption Amount. On June 30, 2011, the Base Tangible Net Worth shall decrease to $35,500,000, minus the Aggregate Redemption Amount.

2.           The following definition is added to the Agreement in alphabetical order:

“Aggregate Redemption Amount” shall mean the aggregate amount paid by Company to redeem shares of its stock during the period beginning October 18, 2010 and ending December 31, 2011, provided that in no event shall the Aggregate Redemption Amount exceed $5,000,000.

3.           Section 8.1 of the Agreement is amended to read as follows:

“8.1           Purchase, acquire or redeem any of its stock or make any material change in its capital structure, except redemptions of Company’s stock occurring after October 18, 2010 and on or before December 31, 2011 for an aggregate purchase price not to exceed Five Million Dollars ($5,000,000); provided that at the time of each such redemption and after giving effect thereto no Event of Default shall have occurred and be continuing.”

4.           Company hereby represents and warrants that, after giving effect to the amendments contained herein, (a) execution, delivery and performance of this Amendment and any other documents and instruments required under this Amendment or the Agreement are within Company’s corporate powers, have been duly authorized, are not in contravention of law or the terms of Company’s Articles of Incorporation or Bylaws, and do not require the consent or approval of any governmental body, agency, or authority; and this Amendment and any other documents and instruments required under this Amendment or the Agreement, will be valid and binding in accordance with their terms; (b) the continuing representations and warranties of Company set forth in Sections 6.1 through 6.5 and 6.7 through 6.12 of the Agreement are true and correct on and as of the date hereof with the same force and effect as made on and as of the date hereof; (c) the continuing representations and warranties of Company set forth in Section 6.6 of the Agreement are true and correct as of the date hereof with respect to the most recent financial statements furnished to the Bank by Company in accordance with Section 7.1 of the Agreement; and (d) no Event of Default (as defined in the Agreement) or condition or event which, with the giving of notice or the running of time, or both, would constitute an Event of Default under the Agreement, as hereby amended, has occurred and is continuing as of the date hereof.

5.           Except as expressly provided herein, all of the terms and conditions of the Agreement remain unchanged and in full force and effect.

6.           This Amendment shall be effective upon (a) execution of this Agreement by Company and the Bank and (b) execution by the Guarantor of the attached Acknowledgment of Guarantor.

IN WITNESS the due execution hereof as of the day and year first above written.

COMERICA BANK	PERCEPTRON, INC.

By: /s/ Steven Stakich	By: /s/ John H. Lowry

Its: Corporate Banking Representative	Its: Chief Financial Officer

ACKNOWLEDGMENT OF GUARANTOR

The undersigned guarantor acknowledges and agrees to the foregoing Amendment and confirms that the Guaranty dated October 24, 2002, executed and delivered by the undersigned to the Bank remains in full force and effect in accordance with its terms.

COMERICA BANK	PERCEPTRON GLOBAL, INC.

By: /s/ Steven Stakich	By: /s/ John H. Lowry

Its: Corporate Banking Representative	Its: Chief Financial Officer